EXHIBIT 16

Meyler&Company LLC

One Arin Park

Phone: 732-671-2244

Certified Public Accountants

1715 Highway 35

& Management Consultants

Middletown, NJ 07748

February 28, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Axiom Gold and Silver Corp’s statements included under Item 4.01 of its Form 8-K filed on February 28, 2013 and we agree with such statements concerning our firm.

/s/Meyler & Company, LLC